Exhibit 20.4
Page 1 of 3

Navistar Financial 1995 - A Owner Trust
For the Month of June
Distribution Date of July 21, 1997

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                    $150,463,772.21
Beginning Pool Factor                                           0.3541330

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $7,101,116.00
     Interest Collected                                     $1,351,196.30

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $202,738.88
Total Additional Deposits                                     $202,738.88

Repos / Chargeoffs                                            $189,414.97
Aggregate Number of Notes Charged Off                                  74

Total Available Funds                                       $8,655,051.18

Ending Pool Balance                                       $143,173,241.24
Ending Pool Factor                                              0.3369739

Servicing Fee                                                 $125,386.48

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,482,175.93
     Target Percentage                                               6.00%
     Target Balance                                                   N/A
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($559,711.02)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.557%
Current Weighted Average Remaining Term (months):                   26.88

Delinquencies                                               Dollars       Notes
     Installments:               1 - 30 days             $1,552,791.37    7,027
                                31 - 60 days               $397,120.70      259
                                60+  days                  $135,816.79       71

     Total:                                              $2,085,728.86    1,042

     Balances:                  60+  days                $1,915,033.48       71

Memo Item - Reserve Account
     Prior Month                                         $9,027,826.33
+    Invest. Income                                         $38,993.85
+    Excess Serv.                                          $415,355.75
+    Transfer (to) / from Collections Account                    $0.00
     Beginning Balance                                   $9,482,175.93


Exhibit 20.4
Page 2 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  June

                                                                                     NOTES
                                                                   (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
Original Pool Amount
Distributions:                                  $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
     Distribution Percentages                                                0.00%             96.50%             3.50%
     Coupon                                                                  5.90%              6.55%             6.85%

Beginning Pool Balance                          $150,463,772.21
Ending Pool Balance                             $143,173,241.24

Collected Principal                               $7,101,116.00
Collected Interest                                $1,351,196.30
Charge - Offs                                       $189,414.97
Liquidation Proceeds / Recoveries                   $202,738.88
Servicing                                           $125,386.48
Cash Transfer from Reserve Account                        $0.00
Total Collections Avail for Debt Service          $8,529,664.70

Beginning Balance                               $150,463,772.21              $0.00    $140,477,565.17     $9,986,207.04

Interest Due                                        $823,777.98              $0.00        $766,773.38        $57,004.60
Interest Paid                                       $823,777.98              $0.00        $766,773.38        $57,004.60
Principal Due                                     $7,290,530.97              $0.00      $7,035,362.39       $255,168.58
Principal Paid                                    $7,290,530.97              $0.00      $7,035,362.39       $255,168.58

Ending Balance                                  $143,173,241.24              $0.00    $133,442,202.78     $9,731,038.46
Note / Certificate Pool Factor                                              0.0000             0.4044            0.6540
   (Ending Balance / Original Pool Amount)
Total Distributions                               $8,114,308.95              $0.00      $7,802,135.77       $312,173.18

Interest Shortfall                                        $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                       $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                      $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                    $415,355.75
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                    $9,482,175.93
(Release) / Draw                                   ($559,711.02)
Ending Reserve Acct Balance                       $8,922,464.92


Exhibit 20.4
Page 3 of 3

Navistar Financial 1995 - A Owner Trust
For the Month  of  June


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                         5                     4                   3                   2                  1
                                      Feb-97                 Mar-97             Apr-97              May-97              Jun-97
Beginning Pool Balance            $187,443,581.19        $178,833,989.12   $168,183,810.09    $159,355,739.45    $150,463,772.21

A)   Loss Trigger:
Principal of Contracts Charged Off    $270,748.46            $528,410.27       $520,387.27        $444,533.18        $189,414.97
Recoveries                            $612,940.20            $191,574.52       $255,739.37        $508,218.52        $202,738.88

Total Charged Off (Months 5, 4, 3)  $1,319,546.00
Total Recoveries (Months 3, 2, 1)     $966,696.77
Net Loss / (Recoveries) for 3 Mos     $352,849.23 (a)

Total Balance (Months 5, 4, 3)    $534,461,380.40 (b)

Loss Ratio Annualized  [(a/b) * (12)]      0.7922%

Trigger:  Is Ratio > 1.5%                      No
                                                                                 Apr-97              May-97              Jun-97

B)   Delinquency Trigger:                                                    $1,395,601.07      $1,172,732.62      $1,915,033.48
     Balance delinquency 60+ days                                                  0.82981%           0.73592%           1.27275%
     As % of Beginning Pool Balance                                                1.21605%           0.93163%           0.94616%
     Three Month Average

Trigger:  Is Average > 2.0%                   No

C)   Noteholders Percent Trigger:         2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                   No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer